                                                              Exhibit (h)(3)


                         FULFILLMENT SERVICING AGREEMENT

                         FULFILLMENT SERVICING AGREEMENT


         THIS AGREEMENT is made and entered into as of this ____ day of April, 1999, by and between Catholic Financial Services Corporation (hereinafter referred to where applicable as the "Adviser" or the "Distributor"), The Catholic Funds, Inc., a Maryland corporation (hereinafter referred to as the "Fund Company"), and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as "FMFS").

         WHEREAS, the Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended;

         WHEREAS, the Adviser serves as investment adviser to the Fund Company, a registered investment company under the Investment Company Act of 1940, as amended, which is authorized to create separate series of funds;

         WHEREAS, the Distributor is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and serves as principal distributor of Company shares;

         WHEREAS, FMFS provides fulfillment services to mutual funds;

         WHEREAS, the Adviser desires to retain FMFS to provide fulfillment services for each series of the Fund Company listed on EXHIBIT A attached hereto, as may be amended from time to time (each such series referred to herein individually as a "Fund" and collectively as the "Funds").

         NOW, THEREFORE, the parties agree as follows:

         1.       DUTIES AND RESPONSIBILITIES OF FMFS FOR EACH FUND

                  A. Answer all prospective shareholder calls concerning any Fund.

                  B. Send all available Fund material requested by the prospect within 24 hours from time of call.

                  C. Receive and update all Fund fulfillment literature so that the most current information is sent and quoted.

                  D. Provide 24 hour answering service to record prospect calls made after hours (7 p.m. to 8 a.m. CT).

                  E.       Maintain and store Fund fulfillment inventory.

                  F. Send periodic fulfillment reports to the Fund Company as agreed upon between the parties.

         2.       DUTIES AND RESPONSIBILITIES OF THE FUND COMPANY

                  A. Provide Fund fulfillment literature updates to FMFS as necessary.

                  B. File with the NASD, SEC and State Regulatory Agencies, as appropriate, all fulfillment literature for any Fund that the Fund Company requests FMFS send to prospective shareholders.

                  C. Supply FMFS with sufficient inventory of fulfillment materials as requested from time to time by FMFS.

                  D. Provide FMFS with any sundry information about each Fund in order to answer prospect questions.

         3.       INDEMNIFICATION

                  The Fund Company agrees to indemnify FMFS from any liability arising out of the distribution of fulfillment literature which has not been approved by the appropriate Federal and State Regulatory Agencies. FMFS agrees to indemnify the Fund Company from any liability arising from the improper use of fulfillment literature during the performance of duties and responsibilities identified in this agreement. FMFS will be liable for bad faith, negligence or willful misconduct on its part in its duties under this Agreement.

         4.       COMPENSATION

                  The Adviser or the Distributor (the Distributor only through the collection of sufficient distribution expenses from the relevant Fund(s), if applicable) agrees to compensate FMFS for the services performed under this Agreement in accordance with the attached EXHIBIT A. All invoices shall be paid within ten days of receipt.

         5.       PROPRIETARY AND CONFIDENTIAL INFORMATION

                  FMFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Fund Company all records and other information relative to the Fund Company and prior, present, or potential shareholders of the Fund Company (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund Company, which approval shall not be unreasonably withheld and may not be withheld where FMFS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund Company.

         6.       TERMINATION

                  This Agreement may be terminated by either party upon 30 days written notice.

                  FMFS agrees that obligations assumed by the Fund Company pursuant to this Agreement shall be limited in all cases to the respective assets of the Fund(s) to which the obligation relates. FMFS further agrees that it shall not seek satisfaction of any such obligation from the shareholder or any individual shareholder of any Fund or any other series of the Fund Company, nor from the Directors or any individual Director of the Fund Company.

         7.       NO AGENCY RELATIONSHIP

                  Nothing herein contained shall be deemed to authorize or empower FMFS to act as agent for the other party to this Agreement, or to conduct business in the name of, or for the account of the other party to this Agreement.

         8.       DATA NECESSARY TO PERFORM SERVICES

                  The Fund Company or its agent, which may be FMFS, shall furnish to FMFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If FMFS is also acting in another capacity for the Fund Company, nothing herein shall be deemed to relieve FMFS of any of its obligations in such capacity.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.


THE CATHOLIC FUNDS, INC.             FIRSTAR MUTUAL FUND SERVICES, LLC



By:                                  By:
    ------------------------------        -----------------------------------

Title:                               Title:
       ---------------------------          ---------------------------------


                                     CATHOLIC FINANCIAL SERVICES
                                     CORPORATION



                                     By:
                                         ------------------------------------

                                     Title:
                                           ----------------------------------

                                                                       EXHIBIT A


                              FULFILLMENT SERVICES
                                  FEE SCHEDULE


Separate Series of The Catholic Funds, Inc.


NAME OF SERIES                                             DATE ADDED

Equity Income Fund                                      ____________, 1999
Large-Cap Growth Fund                                   ____________, 1999
Disciplined Capital Appreciation Fund                   ____________, 1999





         ANNUAL FEE SCHEDULE

         o        Customer Service
                  o        State registration compliance edits
                  o        Literature database
                  o        Record prospect request and profile
                  o        Prospect servicing 8:00 am to 7:00 pm CT
                  o        Recording and transcription of requests received
                           off-hours
                  o        Periodic reporting of leads to client
                  o        Service Fee:            $.99/minute
                                                   $100/month minimum
                                                   $780 one-time set-up

         o        Assembly and Distribution of Literature Requests

                  o        Generate customized prospect letters
                  o        Assembly and insertion of literature items
                  o        Inventory tracking
                  o        Inventory storage, reporting
                  o Periodic reporting of leads by state, items requested, market source
                  o        Service Fee:            $.45/lead - insertion of up
                                                   to 4 items/lead
                                                   $.15/addition inserts



                                       A-2